Exhibit 99.1

Breakthrough Products, Inc.

(A Corporation)

Audited Financial Statements

For the years ended December 31, 2014 and 2013

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Shareholders

Breakthrough Products, Inc.

Westbrook, Maine

We have audited the accompanying balance sheets of Breakthrough Products, Inc. (the “Company”), as of December 31, 2014 and 2013, and the related statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We have conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Breakthrough Products, Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

New York, New York
February 11, 2016

F-2

BREAKTHROUGH PRODUCTS, INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2014 AND 2013

	2014	2013
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$9,130,895	$2,391,695
Accounts receivable, net	806,076	692,669
Inventories, net	1,287,684	979,543
Prepaid and other current assets	874,239	93,474

Total current assets	12,098,894	4,157,381

Fixed assets, net of accumulated depreciation of $55,291 and $3,492, respectively	133,278	12,189

Other assets
Organizational expenses, net of accumulated amortization of $28,606 and $7,628, respectively	-	20,978
Deposits	41,026	30,028
Total other assets	41,026	51,006
TOTAL ASSETS	$12,273,198	$4,220,576

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$876,558	$485,316
Convertible Note Payable – Series C	-	2,211,619
Total current liabilities	876,558	2,696,935

Total liabilities	876,558	2,696,935

Commitments and contingencies	-	-

Stockholders’ Equity

Preferred Stock, $0.0001 par value, all series: 31,888,895 and 16,662,314 shares authorized; respectively

Series A Convertible Preferred Stock, $0.0001 par value, 6,882,241 shares designated 6,882,241 shares issued and outstanding	688	688
Series B Convertible Preferred Stock, $0.0001 par value, 9,780,073 shares designated 9,780,073 shares issued and outstanding	978	978
Series C Convertible Preferred Stock, $0.0001 par value, 15,226,581 and 0 shares designated, respectively; 15,226,571 and 0 shares issued and outstanding, respectively	1,523	-
Common Stock, $0.0001 par value, all series: 42,786,899 and 23,755,245 shares authorized, respectively 4,371,793 and 4,339,429 shares issued and outstanding, respectively	437	434
Additional paid-in capital	26,941,097	7,408,386
Accumulated deficit	(15,548,083)	(5,886,845)
Total stockholders’ equity	11,396,640	1,523,641
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,273,198	$4,220,576

See the accompany notes to these financial statements

F-3

BREAKTHROUGH PRODUCTS, INC.

STATEMENTS OF OPERATIONS

	Year ended December 31,
	2014	2013
Revenues:
Net revenues	$2,713,130	$2,374,966
Cost of goods sold	1,573,285	687,135
Gross profit	1,139,845	1,687,831

Operating expenses:
Selling and marketing	5,111,184	1,008,932
Payroll and employee benefits	2,574,353	1,037,589
General and administrative	1,294,674	599,278
Research and development	131,287	21,848
Warehousing costs	530,448	227,949
Depreciation and amortization	72,777	9,824
Product display costs	1,028,406	1,672,587
Total operating expenses	10,743,129	4,587,007

Loss from operations	(9,603,284)	(2,864,340)

Other income (expense):
Interest income	17,241	5,210
Interest expense	(75,195)	(12)
Total other (expenses) income	(57,954)	5,198

Net loss	$(9,661,238)	$(2,884,978)
BASIC AND DILUTED – LOSS PER SHARE	$(2.22)	$(0.67)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	4,360,886	4,335,204

See the accompany notes to these financial statements

F-4

BREAKTHROUGH PRODUCTS, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

TWO YEARS ENDED DECEMBER 31, 2014

	Series A Convertible		Series B Convertible		Series C Convertible				Additional
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-In	Accumulated
	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Capital	Deficit	Total
Balance as of December 31, 2012	6,882,241	$688	5,312,776	$531	-	$-	4,328,568	$433	$4,689,697	$(3,001,867)	$1,689,482
Sales of Series B Convertible Preferred stock for cash	-	-	4,467,297	447	-	-	-	-	2,718,484	-	2,718,931
Common stock issued upon exercise of stock options	-	-	-	-	-	-	10,861	1	203	-	204
Net loss for the year	-	-	-	-	-	-	-	-	-	(2,884,978)	(2,884,978)

Balance as of December 31, 2013	6,882,241	688	9,780,073	978	-	-	4,339,429	434	7,408,384	(5,886,845)	1,523,639
Sales of Series C Convertible Preferred stock for cash	-	-	-	-	13,379,396	1,338	-	-	17,243,483	-	17,244,821
Conversion of Series C Convertible notes payable and accrued interest to Series C convertible Preferred stock	-	-	-	-	1,847,175	185	-	-	2,286,629	-	2,286,814
Common stock issued upon exercise of stock options	-	-	-	-	-	-	32,364	3	2,599	-	2,602
Net loss for the year	-	-	-	-	-	-	-	-	-	(9,661,238)	(9,661,238)

Balance as of December 31, 2014	6,882,241	$688	9,780,073	$978	15,226,571	$1,523	4,371,793	$437	$26,941,095	$(15,548,083)	$11,396,638

See the accompany notes to these financial statements

F-5

BREAKTHROUGH PRODUCTS, INC.

STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2014	2013
CASH FLOWS USED IN OPERATING ACTIVITIES:
Net loss	$(9,661,239)	$(2,884,978)
Adjustments to reconcile net profit loss to cash used in operating activities:
Depreciation and amortization	72,777	9,824
Bad debt	13,736	6,143

Changes in operating assets and liabilities:
Accounts receivable	(127,143)	(674,209)
Inventories	(308,141)	(725,422)
Prepaid expenses and other assets	(791,763)	(81,211)
Accounts payable and accrued expenses	466,438	243,610

Net cash used in operating activities	(10,335,335)	(4,106,243)

CASH FLOWS USED IN INVESTING ACTIVITIES:

Purchases of property and equipment	(172,888)	(9,889)
Net cash used in investing activities	(172,888)	(9,889)

CASH FLOWS FROM FINANCING ACTIVITIES:

Options exercised	2,602	204
Proceeds from issuance of Series B convertible Preferred Stock	-	2,718,931
Proceeds from issuance of Series C convertible notes payable	-	2,211,619
Proceeds from issuance of Series C convertible Preferred Stock	17,244,821	-

Net cash provided by financing activities	17,247,423	4,930,755

Net increase in cash and cash equivalents	6,739,200	814,623

Cash and cash equivalents, beginning of period	2,391,695	1,577,072

Cash and cash equivalents, end of period	$9,130,895	$2,391,695

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Series C Preferred stock issued for conversion of Series C Convertible notes and accrued interest	$2,286,814	$-

See the accompany notes to these financial statements

F-6

BREAKTHROUGH PRODUCTS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying financial statements follows:

Organization and nature of operations

Breakthrough Products, Inc. (the “Company”) was incorporated on July 28, 2009 in Delaware. The Company is in the business of producing, marketing and selling Urgent Rx, a line of fast-acting, portable OTC medications in an innovative, fast-acting flavored powder format available in convenient, single-dose, credit card-sized packets for easier portability and accessibility.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Ownership and title of Company products pass to customers upon delivery of the products to the customers. Freight billed to customers is presented as revenues, and the related freight costs are presented as cost of goods sold.

Revenue is presented net of estimated returns and allowances, discounts, sales incentives and promotions including, price reductions, coupons, rebate offers and placement/slotting fees.

Cash and cash equivalents

For financial statement purposes, the Company considers all highly-liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Accounts receivable - trade

Accounts receivable are stated net of allowances for possible bad debt and future chargebacks. Management estimates these possible losses based on payment history of specific customers having specific balances, and establishes an allowance for the remaining accounts receivable based on historical experience. Accounts are written off after all reasonable collection efforts have been exhausted and management concludes that likelihood of collection is remote. Any future recoveries are applied against the allowance for doubtful accounts. The Company’s policy is to extend credit to customers that management has determined to be credit worthy.

Trade accounts receivable and the allowance as of December 31, 2014 and 2013 were as follows:

	2014	2013

Trade accounts receivable	$806,076	$692,669
Allowance	-	-
Trade accounts receivable, net	$806,076	$692,669

During the years ended December 31, 2014 and 2013, the Company charged to operations bad debts expense of $13,736 and $6,143, respectively

F-7

BREAKTHROUGH PRODUCTS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Fixed assets

Fixed assets are carried at cost less accumulated depreciation. The Company capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended; or (3) all land, regardless of cost. Acquisitions of new assets, additions, replacements and improvements (other than land) costing less than the minimum rule in addition to maintenance and repair costs, including any planned major maintenance activities, are expensed as incurred. The costs of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation, are eliminated from the accounts, and any resulting gain or loss is reflected in income.

Depreciation is recorded on a straight-line basis over the estimated useful lives of the respective assets as follows:

Computer equipment and software	3-5 years
Office equipment	7 years

Advertising

The Company expenses advertising costs as they are incurred. Advertising expenses amounted to $5,052,126 and $872,155 for the years ended December 31, 2014 and 2013, respectively. Advertising consists of the following items: Media, Social Media, Creative graphic design and production, Market research, In show Integration (Ellen and The Doctor’s), Strategic Partnerships, Public Relations, Trade shows, Packaging design, Marketing coupons and Website.

Income taxes

The Company utilizes Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration.

Inventory

Inventory consists of raw materials, components and finished goods. The Company’s inventory is stated at the lower of cost (FIFO cost basis) or market.

Research and Development

Costs incurred in connection with the research and development of new products and processing methods are charged to general and administrative expenses as incurred.

Shipping costs

Shipping costs are the costs associated with all inbound inventory received and outbound freight on product sold and are included in cost of goods sold.

F-8

BREAKTHROUGH PRODUCTS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Stock-Based Compensation

The Company has adopted the provisions of ASC 718. The Company estimates the fair value of stock options using a binomial model, consistent with the provisions of ASC 718 and SEC SAB No. 107, Share-Based Payment. Option-pricing models require the input of highly subjective assumptions, including the price volatility of the underlying stock. The Company determined that the use of implied volatility is expected to be more reflective of market conditions and, therefore, could reasonably be expected to be a better indicator of the Company’s common stock’s expected volatility than historical volatility. The expected term assumption used in calculating the estimated fair value of our stock-based compensation awards using the binomial model is based on detailed historical data about employees’ exercise behavior, vesting schedules, and death and disability probabilities. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. The Company estimates the forfeiture rate based on historical experience of its stock-based awards that are granted, exercised and cancelled. The Company believes the resulting binomial calculation provides a more refined estimate of the fair value of its employee stock options.

Warehousing costs

Warehouse costs include all third party warehouse rent fees for The Hibbert Group (THG) and any additional costs relating to assembly or special pack-outs of the Company products are charged to general and administrative expenses as incurred.

Product display costs

All displays manufactured and purchased by the Company for placement of product in retail stores. This also includes all costs for display execution and setup and retail services are charged to general and administrative expenses as incurred.

Convertible notes payable

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with professional standards for “Accounting for Derivative Instruments and Hedging Activities.” Professional standards generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of “Conventional Convertible Debt Instrument.”

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying Common Stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40 provides that, among other things, generally, if an event is not within the entity’s control or could require net cash settlement, then the contract shall be classified as an asset or a liability.

Organizational costs

Organization costs recorded in 2010 related to company creation. These costs were fully amortized during fiscal year 2014.

F-9

BREAKTHROUGH PRODUCTS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Diluted shares

There were 60,538,609 and 50,093,638 outstanding common share equivalents at December 31, 2014 and 2013, respectively.

	December 31, 2014	December 31, 2013
Series A Convertible Preferred Stock	31,325,630	31,325,630
Series B Convertible Preferred Stock	16,068,996	16,068,996
Series C Convertible Preferred Stock	11,681,305	-
Options	1,462,678	1,281,923
Convertible notes payable	-	1,417,089
Total	60,538,609	50,093,638

Recent accounting pronouncements

ASU 2015-03

In April 2015, the FASB issued Accounting Standards Update (“ASU”) No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The amendments are effective for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. The amendments are to be applied on a retrospective basis, wherein the balance sheet of each individual period presented is adjusted to reflect the period-specific effects of applying the new guidance. The Company is evaluating the possible effect of this guidance on its financial statements.

ASU 2015-02

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, which is intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). The ASU focuses on the consolidation evaluation for reporting organizations that are required to evaluate whether they should consolidate certain legal entities. In addition to reducing the number of consolidation models from four to two, the new standard simplifies the FASB Accounting Standards Codification and improves current U.S. GAAP by placing more emphasis on risk of loss when determining a controlling financial interest, reducing the frequency of the application of related-party guidance when determining a controlling financial interest in a variable interest entity (“VIE”), and changing consolidation conclusions for companies in several industries that typically make use of limited partnerships or VIEs. The ASU will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. The Company does not expect the adoption of ASU 2015-02 to have a material effect on its financial position, results of operations or cash flows.

ASU 2015-01

In January 2015, the FASB issued ASU No. 2015-01, “Income Statement - Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items.” This ASU eliminates from U.S. GAAP the concept of extraordinary items. ASU 2015-01 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. The Company does not expect the adoption of ASU 2015-01 to have a material effect on its financial position, results of operations or cash flows.

ASU 2014-17

In November 2014, the FASB issued ASU No. 2014-17, “Business Combinations (Topic 805): Pushdown Accounting.” This ASU provides an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. An acquired entity may elect the option to apply pushdown accounting in the reporting period in which the change-in-control event occurs. If pushdown accounting is applied to an individual change-in-control event, that election is irrevocable. ASU 2014-17 was effective on November 18, 2014. The adoption of ASU 2014-17 did not have any effect on the Company’s financial position, results of operations or cash flows.

F-10

BREAKTHROUGH PRODUCTS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

ASU 2014-16

In November 2014, the FASB issued ASU 2014-16, “Derivatives and Hedging (Topic 815).” ASU 2014-16 addresses whether the host contract in a hybrid financial instrument issued in the form of a share should be accounted for as debt or equity. ASU 2014-16 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. We do not currently have issued, nor are we investors in, hybrid financial instruments. Accordingly, the Company does not expect the adoption of ASU 2014-16 to have any effect on its financial position, results of operations or cash flows.

ASU 2014-15

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40)”. ASU 2014-15 provides guidance related to management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosure. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and for interim and annual periods thereafter. Early application is permitted. The Company does not expect the adoption of ASU 2014-15 to have a material effect on its financial position, results of operations or cash flows.

ASU 2014-12

In June 2014, the FASB issued ASU No. 2014-12, “Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period.” This ASU requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. ASU 2014-12 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. The Company does not expect the adoption of ASU 2014-12 to have a material effect on its financial position, results of operations or cash flows.

ASU 2014-09

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 affects any entity using U.S. GAAP that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (e.g., insurance contracts or lease contracts). ASU 2014-09 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. The Company is still evaluating the effect of the adoption of ASU 2014-09. On April 1, 2015, the FASB voted to propose to defer the effective date of the new revenue recognition standard by one year.

ASU 2014-08

In April 2014, the FASB issued ASU No. 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360) and Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.” ASU 2014-08 amends the definition for what types of asset disposals are to be considered discontinued operations, as well as amending the required disclosures for discontinued operations and assets held for sale. ASU 2014-08 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2014. The adoption of ASU 2014-08 did not have any effect on the Company’s financial position, results of operations or cash flows.

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 2 - CONCENTRATION OF CREDIT RISK

Cash and cash equivalents

The Company maintains its cash and cash equivalents in banks insured by the Federal Deposit Insurance Corporation (FDIC) in accounts that at times may be in excess of the federally insured limit of $250,000. The Company minimizes this risk by placing its cash deposits with major financial institutions. At December 31, 2014 and 2013, the uninsured balances amounted to approximately $9,479,986 and $2,680,181, respectively.

F-11

BREAKTHROUGH PRODUCTS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Accounts receivable

As of December 31, 2014, four customers accounted for 72% of the Company’s accounts receivable. As of December 31, 2013, three customers accounted for 84% of the Company’s accounts receivable.

Major customers

For the year ended December 31, 2014, six customers accounted for approximately 76% of the Company’s gross revenues. For the year ended December 31, 2013, three customers accounted for approximately 86% of the Company’s gross revenues. Substantially all of the Company’s business is with companies in the United States.

Major supplier

For the year ended December 31, 2014, the Company’s products were manufactured by two suppliers located in New Paltz, New York and Ogden, Utah. For the year ended December 31, 2013, the Company’s products were manufactured by one supplier located in New Paltz, New York. It is the opinion of management that the product can be produced by other manufacturers and the choice to utilize these suppliers is not a significant concentration.

NOTE 3 - INVENTORY

Inventory consists of raw materials, components and finished goods. The Company’s inventory is stated at the lower of cost (FIFO cost basis) or market.

The carrying value of inventory consisted of the following:

	2014	2013
Raw Materials	$42,598	$102,702
Finished goods	1,245,086	876,841
	$1,287,684	$979,543

NOTE 4 - PREPAID EXPENSES AND OTHER CURRENT ASSETS

At December 31, 2014 and 2013, prepaid expenses consisted of the following:

	2014	2013
Prepaid insurance	$42,025	$19,036
NetSuite Virtual Office	-	41,614
Displays	45,105	-
Media	747,783	-
Rent and parking	13,386	-
Services	5,456	-
Legal	5,565	-
Deposits	5,492	-
Conventions	9,427	32,824
Total	$874.239	$93,474

NOTE 5 - FIXED ASSETS

At December 31, 2014 and 2013, fixed assets consisted of the following:

	2014	2013
Office furniture equipment	$188,569	$15,681
	188,569	15,681
Less: accumulated depreciation	(55,2901)	(3,492)
Fixed assets, net	$133,278	$12,189

Depreciation expense for the years ended December 31, 2014 and 2013, amounted to $51,799 and $4,557, respectively.

F-12

BREAKTHROUGH PRODUCTS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 6 - ORGANIZATIONAL EXPENSES

At December 31, 2014 and 2013, organizational expenses consisted of the following:

	2014	2013

Organizational Expenses	$28,606	$28,606
	28,606	28,606
Less: accumulated amortization	(28,606)	(7,628)
Organizational Expenses, net	$-	$20,978

Amortization expense for the years ended December 31, 2014 and 2013, amounted to $20,978 and $5,267, respectively. In 2014, Organizational Expenses from 2010 were written off that had no support.

NOTE 7 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As of December 31, 2014 and 2013, accounts payable and accrued liabilities consisted of the following:

	2014	2013

Accounts payable	$-	$448,790
Accrued expenses	863,064	36,526
Accrued vacation	13,494	-
Total	$876,558	$485,316

NOTE 8 - RELATED PARTY TRANSACTIONS

During 2014 and 2013, a material shareholder, Jordan Eisenberg, was the Chief Executive Officer of the Company. During the years ended December 31, 2014 and 2013, the Company paid him compensation of $298,771 and $152,825, respectively.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Operating leases

In April 2014, the Company entered into an extension of a non-cancellable operating lease for office space that expires on March 31, 2017. From October 18, 2012 through December 31, 2014, the Company had the same operating lease, with an addition of additional office space that was added with the renewal in April 2014. Rent expense under these leases for the years ended December 31, 2014 and 2013 was $88,878 and $64,642, respectively.

The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2014:

Year ending December 31:
2015	$104,376
2016	108,476
2017	27,294
Total	$240,146

On December 8, 2014, the Company entered into a non-cancellable 36 month phone lease with an estimated cost of $894 a month.

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BREAKTHROUGH PRODUCTS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2014:

Year ending December 31:
2015	$10,728
2016	10,728
2017	9,834
Total	$31,290

Litigation and claims

Certain conditions may exist as of the date of the financial statements are issued that may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably probable, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Management believes that there are no current legal matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 10 - CONVERTIBLE NOTES

The Company issued convertible notes on October 16, 2013, in an aggregate principal amount of $2,211,619 in arrears with a quarterly interest rate of 1.8%.

On July 2, 2014, these notes along with accrued interest of $75,195 were converted into 1,847,175 shares of Series C Preferred stock at a conversion price of $1.2380 per share.

NOTE 11 - GOING CONCERN

The Company’s financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had an accumulated deficit at December 31, 2014 and 2013 of $15,548,083 and $5,886,845, respectively. The Company had cash used in operating activities at December 31, 2014 and 2013 of $10,335,335 and $4,106,243, respectively.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. If the Company is unable to obtain adequate capital it could be forced to cease operations.

In order to continue as a going concern and to develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowing and sales of common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-14

NOTE 12 – STOCKHOLDERS’ EQUITY AND OPTIONS

1. STOCKHOLDERS’ EQUITY:

Certificate of Incorporation and its Amendments:

As per the Third Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on June 17, 2014, the total number of shares of all classes of stock which the Company has authority to issue is 74,675,794 shares, of which (i) 42,786,899 shares have been designated common stock, par value $0.0001 per share (“Common Stock”), and (ii) 31,888,895 shares have been designated preferred stock, par value $0.0001 per share (“Preferred Stock’).

Of the total 31,888,885 authorized Preferred Stock, 6,882,241 shares of the authorized Preferred Stock are designated Series A Preferred Stock, 9,780,073 shares of the authorized Preferred Stock are designated Series B Preferred Stock and 15,226,581 shares of the authorized Preferred Stock are designated “Series C Preferred Stock”, each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations:

Voting: On any matter presented to the stockholders of the Company for their action or consideration at any meeting of the Corporation, each holder of outstanding shares of preferred stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

Dividend: The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) each of the holders of the Preferred Stock then outstanding shall first receive a dividend, on each outstanding share of Preferred Stock, in an amount equal to eight percent (8%) of the Series A Original Issue Price, the Series B Original Issue Price, or the Series C Original Issue Price, as the case may be, per share per annum. Thereafter, any additional dividend shall be payable on a pro rata basis to the holders of Common Stock and Preferred Stock (assuming the conversion of Preferred Stock into Common Stock at the then current Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price (each as defined below)). The foregoing dividend shall not be cumulative and shall be payable only if, when and as declared by the Board of Directors. The “Series A Original Issue Price” is $0.2197 per share; the “Series B Original Issue Price” is $0.60863 per share; and the “Series C Original Issue Price” is $1.3035 per share, in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock.

Liquidation: In the event of a Deemed Liquidation Event and in preference to the holders of Series A Preferred Stock, Series B Preferred Stock and Common Stock or any security ranking junior to the Series C Preferred Stock, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Junior Stock. If upon any such Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series C Preferred Stock the full amount to which they shall be entitled, the holders of the Series C Preferred stock shall share ratably in the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such Deemed Liquidation Event if all amounts payable on or with respect to such shares were paid in full.

Conversion: Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and no assessable shares of Common Stock as is determined by dividing (i) in the case of the Series A Preferred Stock, the Series A Original Issue Price by the Series A Conversion Price (as defined below), (ii) in the case of the Series B Preferred Stock, the Series B Original Issue Price by the Series B Conversion Price (as defined below), and (iii) in the case of the Series C Preferred Stock, the Series C Original Issue Price by the Series C Conversion Price (as defined below), each as in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $0.2197 per share, the “Series B Conversion Price” shall initially be equal to $0.60863 per share, and the “Series C Conversion Price” shall initially be equal to $1.3035 per share. Such initial Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment.

Common Stock:

During 2013, the Company issued 10,861 shares of Common Stock valued at $204 upon exercise of stock options.

During 2014, the Company issued 32,364 shares of Common Stock valued at $2,602 upon exercise of stock options.

As of December 31, 2014 and 2013, the Company had 4,371,793 and 4,339,429 shares of Common Stock issued and outstanding.

F-15

As of December 31, 2014 and 2013, the Company was authorized to issue 42,786,899 and 23,755,245 shares of Common stock, respectively.

Series A Convertible Preferred Stock:

As of December 31, 2014 and 2013, the Company had 6,822,241 shares of Series A Convertible Preferred Stock issued and outstanding.

As of December 31, 2014 and 2013, the Company was authorized to issue 6,882,241 shares of Series A Convertible Preferred Stock.

Series B Convertible Preferred Stock:

On March 22, 2013, 4,107,606 shares of Series B Preferred Stock Financing (Tranche 2) were issued at $0.60863 per share with a total amount raised of $2,500,012.

On July 13, 2013, 359,691 shares of Series B Preferred Stock Financing (Tranche 3) were issued at $0.60863 per share with a total amount raised of $218,919.

As of December 31, 2014 and 2013, the Company had 9,780,073 shares of Series B Convertible Preferred stock issued and outstanding.

As of December 31, 2014 and 2013, the Company was authorized to issue 9,780,073 shares of Series B Convertible Preferred Stock.

Series C Convertible Preferred Stock:

On April 4, 2014, 13,379,396 shares of Series C Preferred Stock Financing were issued at $1.3035 per share with a total amount raised of $17,244,821 (net of financing cost of $195,237).

On July 2, 2014, 1,847,175 shares of Series C Preferred Stock were issued at approximately $1.2380 per share per share for the conversion of Series C convertible notes payable and accrued interest of $2,286,814.

As of December 31, 2014 and 2013, the Company had 15,226,571 and 0 shares of Series C Convertible Preferred Stock issued and outstanding, respectively.

As of December 31, 2014 and 2013, the Company was authorized to issue 15,226,581 and 0 shares of Series C Convertible Preferred Stock.

2. OPTIONS:

In 2009, the Company’s board of directors approved the Company’s 2009 Equity Incentive Plan and the reservation of shares of common stock for issuance under such plan. The plan was approved by the Company’s shareholders on October 1, 2009.

In 2013, the Company granted 990,577 options with an exercise price of $0.19 and $0.21 per share to ten individuals.

In 2014, the Company granted 339,552 options with an exercise price of $0.21 per share to seven individuals.

The stock option activity for the years ended December 31, 2014 and 2013 is as follows:

	Options Outstanding	Weighted Average Exercise Price
Outstanding at December 31, 2012	614,486	$0.14
Granted	990,577	0.20
Exercised	(10,861)	(0.02)
Expired or canceled	(10,639)	(0.10)
Outstanding at December 31, 2013	1,583,563	0.18
Granted	339,552	0.21
Exercised	(32,364)	(0.08)
Expired or canceled	(428,073)	(0.17)
Outstanding at December 31, 2014	1,462,678	$0.30

F-16

At December 31, 2013 and 2014, 1,462,678 and 1,583,563 options to purchase the Company’s Common Stock were outstanding and had been issued to employees and consultants of the Company under its 2009 Equity Incentive plan.

All options were cancelled at closing on November 12, 2015 when Synergy CHC Corp acquired the Company.

3. WARRANTS:

No warrants were outstanding as of December 31, 2014 and 2013.

NOTE 13 - INCOME TAXES

The Company utilizes FASBASC740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration.

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse. The Company does not have any uncertain tax positions.

The Company’s provision for income taxes was $-0- for the years ended December 31, 2014 and December 31, 2013 since the Company has accumulated taxable losses from operations. The total deferred tax asset is calculated by multiplying a 34% marginal tax rate by the cumulative net operating loss (“NOL”). The Company currently has NOL carryforwards aggregating approximately $15,805,567, which expire through 20 years through approximately 2033. The deferred tax asset related to the carryforwards has been fully reserved.

The Company has deferred income tax assets, which have been fully reserved, as follows as of December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013
Deferred tax assets	$5,129,093	$1,855,247
Valuation allowance for deferred tax assets	(5,129,093)	(1,855,247)
Net deferred tax assets	$-	$-

NOTE 14 - SUBSEQUENT EVENTS

In accordance with FASB ASC 855, “Subsequent Events, the Company has evaluated subsequent events through February 11, 2016, the date on which these financial statements were available to be issued.

Stock Purchase Agreement with Synergy CHC Corp.

On November 12, 2015, the Company entered into a Stock Purchase Agreement with Synergy CHC Corp. for the sale of all the issued and outstanding capital stock of the Company for 6,000,000 shares of Synergy CHC Corp. common stock that was issued to a trust for the benefit of the sellers. In addition to the above consideration, Synergy CHC Corp. agreed to pay a royalty to the trust equal to 5% of gross sales of UrgentRx following the first $5,000,000 in gross sales of UrgentRx, on a quarterly basis for a period of seven years from the Closing Date. On December 17, 2015, the Company, Synergy CHC Corp. and the trust entered into a settlement and release agreement, pursuant to which 3,000,000 shares of Synergy CHC Corp. were returned by the trust to Synergy CHC Corp., the royalty term was reduced from seven years to five years, and Synergy CHC Corp. issued to the trust a three-year warrant to purchase up to 1,000,000 shares of Synergy CHC Corp. common stock at an exercise price of $5.00 per share.

Options and Warrants

Subsequent to December 31, 2014, the Company granted 1,922,356 options to employees and consultants at an exercise price of $0.43 per share. All options were cancelled at closing on November 12, 2015 when Synergy CHC Corp acquired the Company.

Subsequent to December 31, 2014, the Company issued 843,881 warrants to consultants at an exercise price of $0.43 per share with a performance and service milestones.

F-17